UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of July 1, 2023, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on July 20, 2023) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of July 1, 2023 (number of shares finalized on July 20, 2023)	2,859,142	$69,133,189

Item 7.01.	Regulation FD Disclosures

July 2023 Distributions

On July 20, 2023, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1600	$0.0200	$0.0000	$0.1800
Class S Common Shares	$0.1600	$0.0200	$0.0175	$0.1625
Class D Common Shares	$0.1600	$0.0200	$0.0051	$0.1749

The distributions for each class of Shares are payable to shareholders of record as of the open of business on July 31, 2023 and will be paid on or around August 29, 2023. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On June 23, 2023, the Fund announced that its Board declared a special distribution of $0.02 per share for shareholders of record as of July 30, 2023 to be paid on or around August 29, 2023. On July 20, 2023, the Fund announced that its Board declared a special distribution of $0.02 per share for shareholders of record as of August 31, 2023 to be paid on or around September 27, 2023. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of June 30, 2023, unless otherwise noted)

For the month ended June 30, 2023, the Fund’s net asset value (“NAV”) per share was $24.18, up 1.1% from $23.91 as of May 31, 2023. For Class I common shares, the Fund’s 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through June 30, 2023 were 1.9%, 3.8%, 8.9%, 14.8%, and 5.7%, respectively (inception date is January 7, 2022).1 The Fund’s annualized distribution rate, including the distribution declared in July and the special distribution announced in June, is 8.9% (for Class I common shares) as of July 2023.2

For the first half of 2023, ADS originated $1.1 billion of private debt investments, with a preference toward large cap issuers. Given the retrenchment in bank lending and ongoing demand for reliable financing solutions, we believe that ADS continues to utilize the capabilities of Apollo’s $421 billion credit platform to command attractive spreads and original issue discounts on new investments. In the first six months of 2023, our new directly originated debt investments funded had a weighted average spread of 656 basis points, compared to 600 basis points for our new directly originated debt investments funded during fiscal year 2022. 100% of the new directly originated investments funded in the first half of 2023 were first lien and 85% were floating rate. For the quarter ended June 30, 2023, the weighted average yield at amortized cost of our overall portfolio was 11.2%, compared to 10.8% for the quarter ended March 31, 2023.

As of June 30, 2023, our portfolio was approximately $4.8 billion based on fair market value across 146 portfolio companies and 44 industries. Our portfolio remained defensively positioned with 98% first lien debt investments and 95% floating rate debt investments based on fair market value. The Fund invests primarily in private credit opportunities in directly originated assets, including loans and other securities, made to or issued by large private U.S. borrowers, which we define as companies with more than $75 million in EBITDA. The weighted average EBITDA of such directly originated debt investments was $215 million3, reflecting our focus on large cap issuers. The portfolio’s net loan-to-value, weighted-average net leverage, and interest coverage were 40%, 5.0x, and 2.1x, respectively.4 As of June 30, 2023, there were no investments on non-accrual status.

We continue to manage our capital cushion and liquidity with the lens of maximizing our ability to capitalize on attractive investment opportunities. As of June 30, 2023, the Fund’s net leverage ratio was 0.77x5, and we had approximately $1.4 billion of excess availability under our secured funding facilities.6

Select Recent Transaction Highlights:

Wolfspeed, Inc.

In June 2023, Apollo served as Lead Arranger on a $1.25 billion secured note financing to support Wolfspeed Inc.’s (“Wolfspeed”) U.S. expansion efforts. Wolfspeed (NYSE: WOLF) is a vertically integrated silicon carbide materials & device manufacturer. The financing also offers an accordion feature that permits up to $750 million of additional funding at the noteholders’ discretion. Apollo’s ability to act as a long-term partner and provide flexibility for future capital needs – independent of public equity and debt markets – was important to Wolfspeed and key to overall negotiations.

Golden Hippo

In June 2023, Apollo served as Joint Lead Arranger on a senior secured credit facility to support the refinancing of Golden Hippo’s existing debt. Golden Hippo is a direct-to-consumer marketer of health, beauty, and pet food brands. Apollo leveraged its strong underwriting capabilities to meet the bespoke needs of Golden Hippo and take on a lead role in the financing.

1.

For Class S common shares, ADS generated returns of 1.8%, 3.6%, 8.5%, 13.8%, and 4.7% for 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through June 30, 2023 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 1.9%, 3.8%, 8.8%, 14.5%, and 14.5% for 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through June 30, 2023 (inception date is July 1, 2022), respectively.

2.

The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared in July and excluding the special distribution announced in June, is 7.9% for Class I common shares, 7.1% for Class S common shares, and 7.7% for Class D common shares as of July 2023.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA). While the Fund previously provided the median EBITDA of its portfolio companies, management of the Fund believes that weighted average EBITDA of its directly originated investments is a metric that better reflects the focus of the Fund’s business.

4.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

5.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

6.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund as of June 30, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of June 30, 2023
Class I Common Shares	$24.18
Class S Common Shares	$24.18
Class D Common Shares	$24.18

As of June 30, 2023, the Fund’s aggregate NAV was $2.6 billion, the fair value of its investment portfolio was approximately $4.8 billion and it had approximately $2.2 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.83x. The Fund’s net leverage ratio as of June 30, 2023 was approximately 0.77x.(1)

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	21,304,881	$503,660,381
Class S Common Shares	18,629,252	$445,549,491
Class D Common Shares	143,494	$3,364,055
Private Offering:
Class I Common Shares	83,053,624	$2,041,884,450
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	123,131,250	$2,994,458,377

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: July 20, 2023	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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